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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


NAME OF SUBSIDIARY (JURISDICTION)                                OWNERSHIP
---------------------------------                                ---------

  IVANHOE ENERGY HOLDINGS INC. (Nevada)                          100%
    Ivanhoe Energy (USA) Inc. (Nevada)                           100% (indirect)
    Ivanhoe Energy Royalty Inc. (Nevada)                         100% (indirect)
    Ivanhoe Energy Petroleum Projects Inc. (Nevada)              100% (indirect)

  IVANHOE ENERGY INTERNATIONAL VENTURES INC. (BVI)               100%
    Ivanhoe Energy Sweetwater Limited (Malta)                    100% (indirect)
    Ivanhoe Energy (Middle East) Inc. (BVI)                      100% (indirect)
      Energy Resources Development Japan Corporation (Japan)     100% (indirect)
    Ivanhoe Energy (Latin America) Inc. (BVI)                    100% (indirect)

  IVANHOE ENERGY INTERNATIONAL INC. (BVI)                        100%

  SUNWING HOLDING CORPORATION                                    100%
    Sunwing Energy Ltd. (Bermuda)                                100% (Indirect)
      Sunwing Zitong Energy Ltd. (BVI)                           100% (indirect)
      Sunwing Management Limited (Hong Kong)                     100% (indirect)
      Pan-China Resources Ltd. (BVI)                             100% (indirect)
      Dagang Resources Ltd. (BVI)                                100% (indirect)

  IVANHOE ENERGY ADVISORY INC. (BVI)                             100%

  IVANHOE MERGER SUB, INC. (Delaware)                            100%